EXHIBIT 23.4

北京市朝阳区东四环中路56号远洋国际中心A座12层 12/F Tower A, Ocean International Center, 56 Dongsihuan Zhonglu, Chaoyang District, Beijing 100025, China 电话 | TEL：86-10-85865151 传真 | FAX：86-10-85861922

November 23, 2022

Zhong Yuan Bio-technology Holdings Limited

Suite 901, 9/F., Tesbury Centre

28 Queen’s Road East

Wanchai

Hong Kong.

Re: Consent of Tahota (Beijing) Law Firm

Ladies and Gentlemen,

In connection with the filing by Zhong Yuan Bio-technology Holdings Limited (the “Company”) of the Registration Statement on Form F-1 (SEC File No.333-235983) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, Tahota (Beijing) Law Firm , hereby consent to such references of us, being the “PRC counsel” used in the Registration Statement and any and all amendments and supplements thereto in relation to our legal opinion provided to the Company on May 9, 2022.

We further hereby consent to the filing of our opinion to the Company as the PRC counsel dated May 9, 2022, as well as this consent, as Exhibits to such Registration Statement and any amendments thereto.

For and on behalf of

TAHOTA (BEIJING) LAW FIRM